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                                                                      EXHIBIT 11



                            STATEMENT RE COMPUTATION
                              OF PER SHARE EARNINGS



                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                           --------------------------------
                                                                               2001               2000
                                                                           -------------      -------------

Numerator:
  Net income (loss) for basic and diluted earnings per share               $    (165,000)     $     262,000
                                                                           -------------      -------------

Denominator:
  Denominator for basic earnings (loss) per common share -
      weighted-average shares
                                                                               5,011,967          3,981,664

  Effect of dilutive securities:
    Employee stock options                                                            --                 --
                                                                           -------------      -------------

  Denominator for diluted earnings (loss) per common share -
      weighted-average shares
                                                                               5,011,967          3,981,664
                                                                           =============      =============


Basic earnings (loss) per common share                                     $       (0.03)     $        0.07
                                                                           =============      =============

Diluted earnings (loss) per common share                                   $       (0.03)     $        0.07
                                                                           =============      =============